Exhibit 10.2
AMENDMENT TO PLEDGE AND SECURITY AGREEMENT
               THIS AMENDMENT TO PLEDGE AND SECURITY AGREEMENT (this “Amendment”), dated as of July 29, 2010, is made by and among EMISPHERE TECHNOLOGIES, INC., as grantor (together with each other grantor party to the Security Agreement (as defined below), “Grantor”) and MHR INSTITUTIONAL PARTNERS IIA LP, as secured party on behalf of the lenders described in the Security Agreement (“Secured Party”). All capitalized terms used herein and not otherwise expressly defined herein shall have the respective meanings given to such terms in the Security Agreement (as defined below).
               WHEREAS, Grantor and Secured Party entered into that certain Pledge and Security Agreement, dated as of September 26, 2005 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), pursuant to which Grantor granted in favor of Secured Party a first priority security interest in and lien upon all of Grantor’s right, title and interest in and to the Collateral in order to secure the Secured Loan;
               WHEREAS, in addition to the amounts advanced to Grantor as the Secured Loan, on the date hereof, Secured Party and MHR Institutional Partners II LP (collectively, the “Bridge Lenders”) have agreed to advance to Grantor an amount equal to $525,000 (the “Bridge Loan”) and Grantor has agreed to issue to Bridge Lenders a senior secured promissory note in the amount of $525,000 (the “Bridge Note”);
               WHEREAS, it is a condition to Bridge Lenders’ agreement to make the Bridge Loan to Grantor that Grantor grant in favor of Secured Party a first priority security interest in and lien upon all of Grantor’s right, title and interest in and to the Collateral in order to secure the Bridge Loan;
               WHEREAS, in connection with the foregoing, Grantor has requested that Secured Party agree to certain amendments to the Security Agreement, each as more particularly set forth herein; and
               WHEREAS, Secured Party is willing to agree to such amendments as more fully set forth herein, subject to the terms and conditions set forth herein.
               NOW, THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
     I. Amendments to the Security Agreement.
          A. Section 1.1 of the Security Agreement is hereby amended by deleting the text of the definition of “Loan Documents” in its entirety and, in lieu thereof, inserting the following:
“ ‘Loan Documents’ shall have the meaning ascribed to such term in the Loan Agreement. For purposes of this Agreement, the term ‘Loan Documents’ shall be deemed to include the Bridge Note.”
          B. Section 1.1 of the Security Agreement is hereby amended by deleting the text of the definition of “Obligations” in its entirety and, in lieu thereof, inserting the following:

“ ‘Obligations’ shall mean all present and future obligations and liabilities of each of the Grantors to the Secured Party and each of the Lenders and the Bridge Lenders under this Agreement and the Loan Documents, including, without limitation, principal of and interest on the Secured Loan, the Convertible Note (as applicable) and the Bridge Loan, and any and all fees, expenses, indemnities, premiums and any other sum chargeable to the Grantors under this Agreement or any of the other Loan Documents, including, without limitation, interest accruing at the specified rate (including any default rate of interest) after the filing of a petition or commencement of a case by or with respect to the Grantors seeking relief under any applicable federal and state laws pertaining to bankruptcy, reorganization, arrangement, moratorium, readjustment of debts, dissolution, liquidation or other debtor relief, specifically including, without limitation, the Bankruptcy Code and any fraudulent transfer and fraudulent conveyance laws, whether or not the claim for such interest is allowed or allowable in such proceeding, whether due or to become due, secured or unsecured, direct or indirect, absolute or contingent, joint or several, and howsoever or whensoever incurred by each of the Grantors or acquired by the Secured Party or each of the Lenders; and in each case with respect to the foregoing, all such liabilities and obligations that, but of the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, would become due, and all fees, costs and expenses payable by such Grantor under this Agreement.”
          C. Section 1.1 of the Security Agreement is hereby amended by inserting the following new defined terms in the appropriate alphabetical order:
“ ‘Bridge Lenders’ shall mean the lenders identified in the Bridge Note and their successors and assigns.”
“ ‘Bridge Loan’ shall mean an original principal amount equal to $525,000 advanced to the Grantors by the Bridge Lenders in accordance with the terms and conditions set forth in the Bridge Note.”
“ ‘Bridge Loan Excluded Collateral’ shall mean all Licensed IP as such term is defined in that certain Master Agreement and Amendment by and between Grantor and Novartis Pharma AG dated June 4, 2010.”
“ ‘Bridge Note’ shall mean that certain senior secured promissory note, dated as of July 29, 2010, made by the Grantors in favor of the Bridge Lenders with respect to the Bridge Loan.”
          D. Section 2.1 of the Security Agreement is hereby amended by deleting the reference contained therein to “Secured Loan” and, in lieu thereof, inserting the phrase “Secured Loan and the Bridge Loan”.
          E. Article 2 of the Security Agreement is hereby amended by inserting the following new Section 2.4:
“Bridge Loan Excluded Collateral. Notwithstanding anything to the contrary contained in this Article 2, no Lien is or shall be created in connection with the Bridge Loan in favor of the Secured Party in any Grantor’s right, title and interest in any Bridge Loan Excluded Collateral, except that, for all purposes of this Security Agreement, the Secured Loan and the Loan Agreement, any lien already created pursuant to the Security Agreement, the Secured Loan and the Loan Agreement prior to the date hereof, shall remain unchanged and unmodified in all respects and shall continue in full force and effect as existed prior to the date hereof.”

          F. Section 6.1 of the Security Agreement is hereby amended by deleting the first sentence thereof in its entirety and, in lieu thereof, inserting the following sentence:
“As used herein, the terms ‘Default’ and “Event of Default’ shall refer to such terms as defined in the Loan Agreement or the Bridge Note, as applicable; provided, however, that for purposes of this Agreement and all other Security Documents, a Stockholder Approval Default shall not constitute an Event of Default unless Grantor shall be in breach of its obligations under Section 12.2(b) of the Loan Agreement.”
          G. Section 6.3(b) of the Security Agreement is hereby amended by deleting the phrase “the Secured Loan or the Convertible Note, as applicable” contained therein and, in lieu thereof, inserting the phrase “the Secured Loan, the Convertible Note or the Bridge Note, as applicable”.
          H. Section 8.1 of the Security Agreement is hereby amended by deleting the phrase “Article 13 of the Loan Agreement, and such Article 13 is incorporated by reference herein” contained therein and, in lieu thereof, inserting the phrase “Article 13 of the Loan Agreement and the fourth paragraph of the Bridge Note, and such Article 13 and such fourth paragraph are each incorporated by reference herein.”
          I. The Grantor and the Secured Party hereby agree and acknowledge their respective intentions that, except for the Bridge Loan Excluded Collateral, the Bridge Lenders shall have the same rights and interests under the Security Agreement as the lenders under the Loan Agreement. The Grantor and the Secured Party further agree that the Grantor shall, if so requested by the Bridge Loan Lenders, take all reasonable actions necessary to give effect to the preceding sentence and the intent of the parties with respect thereto.
II. Effectiveness. This Amendment shall become effective upon (a) receipt by Secured Party of originally executed counterparts hereof by Grantor and Secured Party, (b) receipt by Secured Party of an originally executed copy of the Bridge Note from Grantor, (c) receipt by Secured Party of originally executed counterparts of a written consent (the “Lender Consent”) by Grantor and the holders of the Convertible Note with respect to the Bridge Loan and (d) receipt by Secured Party of any and all agreements, schedules and other documents or instruments with respect to the Bridge Loan as may be reasonably requested by Secured Party, in each case, such agreements, schedules, documents and instruments to be satisfactory to Secured Party in all respects.
III. Representations and Warranties. To induce Secured Party to enter into this Amendment, Grantor does hereby represent and warrant to Secured Party, as to itself, that as of the date hereof:
          A. after giving effect to the amendments to the Security Agreement set forth herein and the terms and conditions of the Lender Consent, there exists no Default or Event of Default under the Security Agreement or any of the other Loan Documents;
          B. Grantor has the power and authority and has taken all the necessary action to authorize the execution, delivery and performance of this Amendment and the issuance to Secured Party of the Bridge Note;
          C. this Amendment has been duly executed and delivered by a duly authorized officer of Grantor, and this Amendment and the Security Agreement, as amended hereby, are the legal, valid and binding obligation of Grantor enforceable against Grantor in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors’ rights generally and by general principles of equity; and
          D. the execution, delivery and performance of this Amendment in accordance with the terms hereof do not and will not, with the passage of time, the giving of notice or otherwise: (i) require any consent, approval, authorization, permit or license, governmental or otherwise which has not already been obtained or is not in full force and effect or violate any applicable law relating to Grantor; or (ii) conflict with, result in a breach of or constitute a default under (A) the articles or certificate of incorporation or bylaws, operating agreement or the partnership agreement, as the case may be, of Grantor, (B) any indenture, material agreement or other material instrument to which Grantor is a party or by which any of its properties may be bound, or (C) any material licenses of Grantor.
IV. General. This Amendment:
          A. shall be deemed to be a Loan Document;
          B. embodies the entire understanding and agreement among the parties hereto and thereto with respect to the subject matter hereof and thereof and supersedes all prior agreements, understandings and inducements, whether express or implied, oral or written; and
          C. may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart by electronic transmission shall be equally effective as delivery of a manually executed counterpart to this Amendment.
V. No Course of Dealing or Performance. Grantor acknowledges and agrees that the execution, delivery and performance of this Amendment by Secured Party does not and shall not create (nor shall Grantor rely upon the existence of or claim or assert that there exists) any obligation of Secured Party to consider or agree to any other amendment of or consent with respect to any of the Loan Documents, or any other instrument or agreement to which Secured Party is a party (collectively an “Amendment or Consent”), and in the event that Secured Party subsequently agrees to consider any requested Amendment or Consent, neither the existence of this Amendment, nor any other conduct of Secured Party related hereto, shall be of any force or effect on Secured Party’s consideration or decision with respect to any such requested Amendment or Consent, and Secured Party shall not have any obligation whatsoever to consider or agree to any such Amendment or Consent.
VI. Fees and Expenses. Grantor hereby acknowledges and agrees that all fees and expenses incurred by Secured Party, including, without limitation, those related to the preparation, arrangement, negotiation, documentation, syndication, closing and administration of the transactions contemplated by this Amendment, whether or not such transactions are consummated, shall be for the account of Grantor.
VII. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto.
VIII. Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN NEW YORK.
Signatures appear on the following page.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

EMISPHERE TECHNOLOGIES, INC.
By	/s/ Michael R. Garone
	Name:	Michael R. Garone
	Title:	Chief Financial Officer

MHR INSTITUTIONAL PARTNERS IIA LP,
By:	MHR Institutional Advisors II LLC, its general partner

By	/s/ Mark H. Rachesky
	Name:	Mark H. Rachesky
	Title:	Authorized Signatory